Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY
ACT OF 2002
     I, Russell J. Howard, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge the Annual Report of Maxygen, Inc. on Form 10-K for the annual period ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Maxygen, Inc.

By:	/s/ Russell J. Howard
Name:	Russell J. Howard
Title: Date:	Chief Executive Officer March 14, 2007

     I, Lawrence W. Briscoe, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge the Annual Report of Maxygen, Inc. on Form 10-K for the annual period ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Maxygen, Inc.

By:	/s/ Lawrence W. Briscoe
Name:	Lawrence W. Briscoe
Title: Date:	Chief Financial Officer March 14, 2007